EXHIBIT 5
[Baker & Hostetler LLP Letterhead]
November 25, 2008
Associated Estates Realty Corporation
1 AEC Parkway
Richmond Heights, Ohio 44143-1467
Ladies and Gentlemen:
     We have acted as counsel to Associated Estates Realty Corporation, an Ohio corporation (the “Company”), in connection with the Registration Statement on Form S-3 (the “Registration Statement”) being filed by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), with respect to the offering from time to time by the Company of an aggregate of up to $214,681,250 of the following securities of the Company: (i) one or more series of senior debt securities (“Senior Securities”) to be issued under an Indenture dated as of March 31, 1995 between the Company and U.S. Bank National Association (successor to National City Bank), as trustee, as supplemented by the Supplemental Indenture dated as of November 5, 1999 and any other applicable supplement thereto (the “Senior Indenture”); (ii) one or more series of subordinated debt securities (“Subordinated Securities”) to be issued under an Indenture dated as of March 31, 1995 between the Company and the successor trustee to The Chase Manhattan Bank (formerly Chemical Bank), including any applicable supplement thereto (the “Subordinated Indenture”) (the Senior Securities and the Subordinated Securities collectively, the “Debt Securities,” and the Senior Indenture and the Subordinated Indenture collectively, the “Indentures”); (iii) common shares, without par value (the “Common Shares”); (iv) warrants to purchase Common Shares (the “Common Share Warrants”); (v) one or more series of Class A Cumulative Preferred Shares, without par value (the “Class A Shares”); (vi) one or more series of Class B Cumulative Preferred Shares, without par value (the “Class B Shares”); (vii) one or more series of Noncumulative Preferred Shares, without par value (the “Noncumulative Shares,” and collectively with the Class A Shares and the Class B Shares, the “Preferred Shares”); and (viii) depositary shares representing whole or fractional parts of one or more series of the Preferred Shares (the “Depositary Shares”). The Debt Securities, the Common Shares, the Common Share Warrants, the Preferred Shares and the Depositary Shares are collectively referred to herein as the “Securities.”
     In rendering this opinion, we have examined and relied upon a signed copy of the Registration Statement filed with the Commission. We have also examined originals or copies, certified or otherwise identified to our satisfaction, of the documents and instruments filed as exhibits to the Registration Statement, records of the corporate proceedings of the Company and

Associated Estates Realty Corporation
such other agreements, documents, certificates and instruments as we deemed necessary to render this opinion. We have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures, the legal capacity of all natural persons and the conformity with the original documents of all documents submitted to us as copies and the authenticity of the originals of such latter documents.
     Based on the foregoing and subject to the qualifications and limitations set forth below, we are of the opinion that:
1.	When (a) Senior Securities in substantially the form filed as an exhibit to the Registration Statement shall have been duly executed and authenticated in accordance with the terms of the Senior Indenture, (b) the Senior Indenture shall have been qualified under the Trust Indenture Act of 1939 and (c) those Senior Securities shall have been issued and sold as described in the Registration Statement including the prospectus supplement, and if in an underwritten offering, in accordance with the terms and conditions of the applicable underwriting agreement and any related terms agreement approved by the board of directors of the Company, and in a manner contemplated in the Registration Statement, including the prospectus supplement relating to those Senior Securities, those Senior Securities will be legally issued and will be valid and binding obligations of the Company, except as may be limited by bankruptcy, insolvency, reorganization or other laws relating to the enforcement of creditors’ rights generally or by general principals of equity.

2.	When (a) Subordinated Securities in substantially the form filed as an exhibit to the Registration Statement shall have been duly executed and authenticated in accordance with the terms of the Subordinated Indenture, (b) the Subordinated Indenture shall have been qualified under the Trust Indenture Act of 1939, and (c) those Subordinated Securities shall have been issued and sold as described in the Registration Statement including the prospectus supplement, and if in an underwritten offering, in accordance with the terms and conditions of the applicable underwriting agreement and any related terms agreement approved by the board of directors of the Company, and in a manner contemplated in the Registration Statement, including the prospectus supplement relating to those Subordinated securities, those Subordinated Securities will be legally issued and will be valid and binding obligations of the Company, except as may be limited by bankruptcy, insolvency, reorganization or other laws relating to the enforcement of creditors’ rights generally or by general principles of equity.

3.	When Common Shares shall have been issued and sold as described in the Registration Statement, and if in an underwritten offering, in accordance with the terms and conditions of the applicable underwriting agreement and any related terms agreement approved by the board of directors of the Company, and in a manner contemplated in the Registration Statement, including the prospectus supplement relating to those Common Shares, those common Shares will be validly issued, fully paid and nonassessable.

Associated Estates Realty Corporation
4.	When Common Share Warrants shall have been issued and sold as described in the Registration Statement, and if in an underwritten offering, in accordance with the terms and conditions of the applicable underwriting agreement and any related terms agreement approved by the board of directors of the Company, and in a manner contemplated in the Registration Statement, including the prospectus supplement relating to those Common Share Warrants, those Common Share Warrants will be legally issued, and will be valid and binding obligations of the Company, except as may be limited by bankruptcy, insolvency, reorganization or other laws relating to the enforcement of creditors’ rights generally or by general principles of equity.

5.	When Preferred Shares shall have been issued and sold as described in the Registration Statement, and if in an underwritten offering, in accordance with the terms and conditions of the applicable underwriting agreement and any related terms agreement approved by the board of directors of the Company, and in a manner contemplated in the Registration Statement, including the prospectus supplement relating to those Preferred Shares, those Preferred Shares will be validly issued, fully paid and nonasasessable.

6.	When Depositary Shares shall have been issued and sold as described in the Registration Statement and the applicable deposit agreement, and if in an underwritten offering, in accordance with the terms and conditions of the applicable underwriting agreement and any related terms agreement approved by the board of directors of the Company, and in a manner contemplated in the Registration Statement, including the prospectus supplement relating to those Depositary Shares, those Depositary Shares will represent legal and valid interests in the underlying Preferred Shares.
     This opinion is expressed as of the date hereof. Please note that we are opining only as to the matters expressly set forth herein, and no opinion should be inferred as to any other matters. This opinion is based upon currently existing statutes, rules, regulations and judicial decisions, and we disclaim any obligation to advise you of any change in any of these sources of law or subsequent legal or factual developments which might affect any matters or opinions set forth herein.
     We hereby consent to the filing of this opinion as Exhibit 5 to the Registration Statement and the reference to us under the caption “Legal Matters” in the prospectus that is part of the Registration Statement. In giving this consent, we do not hereby admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.
Very truly yours,
/s/ Baker & Hostetler LLP

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